                                                                    EXHIBIT 10.1

                        FORM OF ESCROW DEPOSIT AGREEMENT

                            ESCROW DEPOSIT AGREEMENT
                                     BETWEEN
                               FRANKLIN BANK, N.A.
                                AS BANK-ESCROWEE
                                       AND
              WOLVERINE ENERGY 200__( ) DEVELOPMENT COMPANY, L.L.C.

                             _______________, 200__


                                   WITNESSETH:


         WHEREAS, WOLVERINE ENERGY 200__( ) DEVELOPMENT COMPANY, L.L.C., a limited liability company to be formed pursuant to the laws of Michigan (the "Company"), with Wolverine Energy, L.L.C., a Michigan limited liability company (the "Manager") as managing member, desires to offer and sell, in a public offering pursuant to registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 5 thereof up to _________ membership interests in the Company (the "Interests") at a price of $1,000 per Interest; and

         WHEREAS, in connection with the offering and sale of the Interests, certain selected member firms of the National Association of Securities Dealers, Inc. (collectively, the "Soliciting Dealers"), will serve as the agents of the Trust for the solicitation of offers to purchase the Interests; and

         WHEREAS, the Soliciting Dealers propose to offer the Interests on a "reasonable efforts" basis; and

         WHEREAS, in compliance with the provisions of the descriptions of such matters contained in the Prospectus of the Company, dated as of September 4, 1998, amended as of February 21, 2001, and as supplemented to the date hereof with respect to the Company (the Prospectus, as amended and supplemented, the "Prospectus"), and Rule 15c2-4 under the Securities Exchange Act of 1934, the Manager proposes to establish an escrow account (the "Account") for the benefit of subscribers for Interests with Franklin Bank, N.A. (the "Bank-Escrowee") at its office at Franklin Bank Center, 24725 West Twelve Mile Road, Southfield, Michigan 48034; and

         WHEREAS, the Bank-Escrowee desires to act as escrow agent in connection with the escrow account and according to the terms thereof described herein;

         NOW, WHEREFORE, it is agreed as follow:

         The Bank-Escrowee agrees to act as escrow agent in receiving and disbursing the proceeds from the sale of the Interests in accordance with the following conditions:

         (1) The Company will direct the Soliciting Dealers to promptly deposit all amounts received from time to time in payment of subscriptions for Interests in connection with the solicitation of offers to purchase Interests hereinabove referred to (the "Subscription Proceeds") in the escrow account to be established for that purpose by the Bank-Escrowee. The Company will, at the time of each such deposit, supply the Bank-Escrowee with the name, address, either social security or tax identification number of each subscriber with a certification thereof on Internal Revenue Service Form W-9, the number of

Interests subscribed for by each such subscriber and the Subscription Proceeds in payment of such subscription which were deposited for the benefit of each such subscriber.

         (2) The Bank-Escrowee shall invest the Subscription Proceeds from time to time based on instructions from the manager in any fixed rate investment, which may consist of money market or other bank deposit accounts, obligations issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the United States, or short-term certificates of deposit issued by national or state banking associations, or, to the extent such funds cannot be practically invested in such accounts, such funds shall be deposited in an interest-bearing account maintained by the Bank-Escrowee. Unless the Manager expressly directs the Bank-Escrowee to invest the Subscription Proceeds, the Bank-Escrowee is under no obligation to place such Subscription Proceeds in interest-bearing accounts.

         (3) In the event that, with respect to the Company, at least 1,000 Interests shall have been subscribed-for prior to the termination of the Offering Period as defined in the Soliciting Dealer Agreement (the "Offering Period"), and Subscription Proceeds in the amount of $1,000 per Share subscribed-for shall have been deposited in the Account, then, after receipt and collection by the Bank-Escrowee of the amount of Subscription Proceeds so deposited and the information described in paragraph (1) hereof with respect to each such subscriber, the Manager shall arrange for a closing of the transfer of Interests in accordance with the Soliciting Dealer Agreement (the "Closing Time").

         (4) At the Closing Time, pursuant to written directions of the Manager giving notice of the prior or contemporaneous occurrence of the events described in paragraph (3) hereof, the Bank-Escrowee shall pay to the Company the amount set forth in written directions from the Manager and, as soon thereafter as practicable the Bank-Escrowee shall mail or otherwise deliver to the subscriber at the address provided by the Manager, a check in the amount of interest accrued, if any, on the Subscription Proceeds deposited by such subscriber at least 5 business days prior to the Closing Time, from and after all the date such Subscription Proceeds are collected by the Bank-Escrowee (i.e., the date on which such Subscription Proceeds clear the drawee bank), net of amounts required to be withheld under federal income tax provisions governing backup withholding (the "Net Interest"). The Bank-Escrowee shall pay the Net Interest to the subscriber as soon as practicable, but not later than 60 days after the Closing Time. The Manager will pay all allocable charges, expenses and fees of the Bank-Escrowee related thereto.

         (5) In the event that a subscriber is rejected by the manager, or prior to Closing Time it is determined that a subscriber whose subscription payments have not been returned pursuant to the provisions of paragraph (8) hereof does not meet the suitability standards required for investments in the Company, the Bank-Escrowee shall, upon the written direction of the manager, return the subscription funds, with Net Interest accrued, if any, on the Subscription Proceeds deposited by such subscriber at least 5 business days prior to the Closing Time. All allocable charges of the Bank-Escrowee related thereto, as provided in paragraph (4), shall be paid by the Manager.

         (6) In the event that either (a) the closing contemplated by paragraphs
(3) and (4) above shall not have been consummated or (b) 1,000 Interests have not been subscribed for, prior to the termination of the Offering Period, the Manager shall promptly so advise the Bank-Escrowee and authorize the Bank-Escrowee to return as promptly as practicable to the subscribers as named, the Subscription Proceeds theretofore received, and the Bank-Escrowee shall return such funds, as provided herein. There shall be paid to the subscriber the Net Interest earned on his subscription funds in proportion to the amount of his subscription funds and, beginning on the date such funds are collected, the length of time his subscription funds were held by the Bank-Escrowee after collection. Such return of funds and payment of Net Interest, if any, shall occur not later than 60 days after notice to the Bank-Escrowee. The Manager shall pay all allocable charges, expenses and fees of the Bank-Escrowee related thereto.

         (7) In the event that either (a) the closing in accordance with paragraphs (3) and (4) above shall have been consummated or (b) the Subscription Proceeds deposited with the Bank-Escrowee are repaid to subscribers as provided in paragraph (6) above, the Bank-Escrowee shall thereafter be relieved of all liabilities in connection with the escrow accounts provided herein.

         (8) Any subscription payment which is received which corresponds to a subscription which is not accepted by the manager shall be promptly returned by the Bank-Escrowee to the subscriber upon notice from the Manager as provided for herein. Notwithstanding the provisions of this paragraph, if at any time the Manager or the Company shall notify the Bank-Escrowee that any subscription for Interests as to which the subscription payment has already been deposited with the Bank-Escrowee cannot be lawfully accepted in whole or in part, the Bank-Escrowee shall promptly deliver to such subscriber, with Net Interest accrued, if any, on the Subscription Proceeds deposited by such subscriber at least 5 business days prior to the date of such delivery, the subscription payment (or portion thereof) which has been rejected.

         (9) For performing its obligations under this Escrow Deposit Agreement, the Bank-Escrowee shall be entitled to receive (1) an annual fee, determined in conformity with the attached Schedule A, payable upon the execution of this Agreement and the receipt and sufficiency of which is hereby acknowledged, as well as (ii) a subscriber fee, determined in conformity with the attached Schedule A, and all reasonable out-of-pocket expenses of the Bank-Escrowee, including postage, checks, mailings and counsel fees, such fees to be paid monthly by the deduction and payment to the Bank-Escrowee of such amounts from funds of the Company on deposit with the Bank-Escrowee in such accounts, other than the escrow account created and governed hereby, as the Company and the Bank-Escrowee may hereafter mutually determine (or, if the Company and the Bank-Escrowee do not mutually determine the account from which such amounts shall be deducted, from such account as the Bank-Escrowee shall, in its sole discretion, designate), but not, in any case, by deducting such fees, costs and expense from the Subscription Proceeds prior to payment to the Company pursuant to paragraph 4 hereof.

         (10) It is understood and agreed, further, that:

                  (a) The Bank-Escrowee shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may in good faith do or refrain from doing in connection herewith. No liability shall be incurred by the Bank-Escrowee if, in the event of any dispute or question arising as to the construction of the Agreement, it acts in accordance with the opinion of its legal counsel. The Bank-Escrowee shall be protected in acting upon any certificate, statement, request, agreement or other instrument whatsoever, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith believe to be valid and to have been signed, presented or transmitted by a proper person or persons.

         (b) In the event of a disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Bank-Escrowee shall at its option be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item or making any disbursement affected hereby, an din so doing, the Bank-Escrowee shall not become liable to the undersigned, or any of them, or to any other person, due to its failure to comply with such adverse claim or demand. The Bank-Escrowee shall be entitled to continue, without liability, to refrain and refuse to act:

                  (i) Until all the rights of the adverse claimants have been finally adjudicated by a court having jurisdiction of the parties and the items affected thereby, after which time the Bank-Escrowee shall be entitled to act in conformity with such adjudication; or

                  (ii) Until all differences shall have been adjusted by agreement and the Bank-Escrowee shall have been notified thereof and shall have been directed in a writing signed jointly or in counterpart by the undersigned and by all persons making adverse claims or demands, at which time the Bank-Escrowee shall be protected in acting in compliance therewith.

         (c) The Manager and the Company hereby agree to indemnify and hold harmless the Bank-Escrowee from all reasonable expenses, loss, damages and/or liabilities, including legal fees, which arise or may arise out of the performance of its duties hereunder, other than the non-payment of interest as required by paragraph (4) and such claims and losses that are occasioned by its bad faith, gross negligence, or misconduct. The Manager and the Company jointly and severally agree to reimburse the Bank-Escrowee for any such costs or expenses incurred by it.

         (d) The Bank-Escrowee shall be under no duty to enforce collection or payment of any subscription that is to be paid to and held by it hereunder.

         (e) The Bank-Escrowee shall promptly notify the Manager of any discrepancy between the amounts set forth on any statement delivered by the Manager and the sum delivered to it therewith.

         (f) The Bank-Escrowee shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Manager or to give any receipt therefor except to the Manager.

         (g) The Bank-Escrowee shall be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine and to be signed by the proper party or parties.

         (h) The Bank-Escrowee shall be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers, sent by certified or registered mail, return receipt requested or delivered by hand or telecopied, addressed to the Manager as follows:

              Wolverine Energy 200__( ) Development Company, L.L.C.
                          c/o Wolverine Energy, L.L.C.
                            4660 South Hagadorn Road
                                    Suite 230
                          East Lansing, Michigan 48823
                Phone: (517) 351-4444 / Telecopy: (517) 351-1631
                        Attention: George H. Arbaugh, Jr.

                  (i) The Bank-Escrowee shall be deemed conclusively to have received any notice required to be given or delivered hereunder if the same is in writing, signed by the manager or the Company, sent by certified or registered mail, return receipt requested, or delivered by hand or telecopied, addressed to the Bank-Escrowee as follows:

                               Franklin Bank, N.A.
                              Franklin Bank Center
                           24725 West Twelve Mile Road
                           Southfield, Michigan 48034
                Phone: (248) 358-6426 / Telecopy: (248) 352-5676
                            Attention: Jeffrey Jones

                  (j) The Bank-Escrowee shall be permitted to consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel; provided, however, that nothing in this subsection (j), nor any action taken by the Bank-Escrowee, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Bank-Escrowee from liability for any claims that are occasioned by its bad faith, gross negligence, or misconduct, all as provided in subsection (c) above.

                  (k) The Bank-Escrowee shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by all parties hereto.

                  (l) The Bank-Escrowee shall have no liability for following the instructions herein expressly provided for, or written instructions given in accordance with the provisions of this Agreement.


                  (m) The Bank-Escrowee shall have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at their addresses set forth in subsection (h) above, at least 10 business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all Subscription Proceeds, together with interest earned thereon, if any, then held by the Bank-Escrowee hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement; provided, however, that the other parties may require that any interest accrued shall be distributed in accordance with paragraph (4), whereupon the Bank-Escrowee's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Bank-Escrowee hereunder shall, nevertheless, cease and terminate. The Bank-Escrowee's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction together with any interest accrued in accordance with paragraph (4).

         (11) Notwithstanding anything herein to the contrary, the Bank-Escrowee shall be obligated to disburse amounts deposited in any escrow account and interest thereon only to the extent funds have been actually collected, and the Bank-Escrowee shall not have any obligation to make any advance of its own funds for amounts not collected.

         (12) Nothing in this Agreement is intended to or shall confer upon any person other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be governed by, and its provisions construed in accordance with, the laws of Michigan, and may be modified only by a writing executed by all the parties hereto.

         (13) This Agreement may be executed in one or more counterparts, but in such event, each counterpart shall constitute an original and all of such counterparts shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Deposit Agreement and caused their respective representatives to affix their signatures thereto to signify such agreement as of the date first above written.

                                        FRANKLIN BANK, N.A.


                                        By:
                                           ---------------------------------

                                        Its:
                                            --------------------------------


                                        WOLVERINE ENERGY, L.L.C.


                                        By:
                                           ---------------------------------
                                           George H. Arbaugh, Jr., President

                                   SCHEDULE A


         ANNUAL FEE - The Annual Fee will be based upon the actual amount of Subscription Proceeds deposited into the Escrow Account determined according to the schedule provided below; the Annual Fee will be computed and paid upon execution of the Escrow Deposit Agreement and opening of the escrow based upon the anticipated amount of the total Subscription Proceeds, i.e., the maximum amount of the offering as determined in accordance with the Memorandum; the amount, if any, by which the amount of the anticipated Annual Fee paid at opening of the escrow exceeds the actual amount of the Annual Fee based upon the amount of Subscription Proceeds actually deposited shall be rebated by the Bank-Escrowee to the Company upon the close of escrow; the Annual Fee will not be pro-rated if the escrow is open for any part of a year less than twelve months.


      Subscription Proceeds        Amount
      ---------------------      ----------
          $0 - 3 million         $  500.00
          $3 - 6 million          1,000.00
          $6 - 9 million          1,500.00
          Over $9 million         2,000.00


         SUBSCRIBER FEE - $12.50 per subscriber, accrued upon subscription and payable in accordance with paragraph 9 of the Escrow Deposit Agreement, to defray Bank-Escrowee's costs of check processing, preparation and mailing of IRS Form 1099's and fax confirmations.